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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                     ----------------------------------


                                  FORM 8-K

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported): October 12, 2004


                            Falcon Products, Inc.
                            ---------------------
             (Exact Name of Registrant as Specified in Charter)


Delaware                            1-9601                  43-0730877
--------                            -----------------       ----------
(State or Other Jurisdiction        (Commission File        (IRS Employer
of Incorporation)                   Number)                 Identification No.)


                        9387 Dielman Industrial Drive
                          St. Louis, Missouri 63132
                          -------------------------
             (Address of Principal Executive Offices) (Zip Code)


     Registrant's telephone number, including area code: (314) 991-9200
                                                         --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act.
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.




ITEM 4.01  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
           ---------------------------------------------

         On October 12, 2004, Rubin, Brown, Gornstein & Co. LLP ("Rubin, Brown") resigned as our auditors, effective immediately.

         Rubin, Brown was engaged by our Audit Committee on July 9, 2004. Rubin, Brown did not render any reports on our financial statements during the period of its engagement. During the period of Rubin, Brown's engagement, there were no disagreements between Falcon Products, Inc., and Rubin, Brown on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement
(s), if not resolved to the satisfaction of Rubin, Brown, would have caused it to make reference to the subject matter of the disagreement (s) in connection with its report on the financial statements for such periods.

         During the period of Rubin, Brown's engagement, except as described below, there were no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K. Rubin, Brown advised us and the chairman of our Audit Committee that (i) a number of specific items of information had come to its attention that, if further investigated, may have caused Rubin, Brown to be unwilling to rely on our management's representations or be associated with our financial statements; and (ii) as discussed in our Annual Report on Form 10-K and our Quarterly Report on Form 10-Q, certain deficiencies in internal controls exist related to accounting for inventory. The information referred to in subsection (i) included Rubin, Brown's belief that members of management may have delayed in advising Rubin, Brown of the existence of certain allegations and events concerning the accounting for certain transactions (although an investigation was commenced into the substance of the allegations themselves) and in responding to certain concerns raised with management by Rubin, Brown and Rubin, Brown's perception that there may have been inconsistencies between certain representations formally made by management to Rubin, Brown and certain other statements made by management to Rubin, Brown. The deficiencies referred to in subsection (ii) include inconsistent application of accounting policies and related controls among the plants, insufficient review of inventory accounts by the plants and limited information system resources in valuing inventory, all of which relate primarily to the decentralized nature of the accounting for inventory. Due to Rubin, Brown's resignation, Rubin Brown did not conduct further investigation of the information referred to in subsection (i).

         Our Audit Committee has discussed the subject matter of both subsections of the foregoing paragraph. With respect to the information referred to in subsection (i), it has determined to continue an investigation into all the matters raised, including the items of information referred to by Rubin, Brown. With respect to the deficiencies referred to in subsection (ii), in order to improve inventory controls, we now perform a physical inventory of finished goods and work in process on a quarterly basis, have improved the cycle counting procedures, have increased corporate oversight of the controls and procedures over inventory and have hired experienced inventory personnel. We believe the results of the corrective actions we have initiated will be effective in addressing the deficiencies in internal controls over inventory.



         Rubin, Brown has furnished us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this report.

         Our Audit Committee has commenced a search for a new independent registered public accounting firm to replace Rubin, Brown. We have authorized Rubin, Brown to respond fully to any inquiries of any successor accountant concerning the subject matter referred to above.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

       (c) Exhibits

       Exhibit
       Number   Description
       ------   -----------

         16.1 Letter from Rubin, Brown, Gornstein & Co. LLP, dated October 18, 2004 relating to content of statements made by Falcon Products, Inc. in Item 4.01 of its Current Report on Form 8-K with an event date of October 12, 2004.





                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FALCON PRODUCTS, INC.


Dated: October 18, 2004            By: /s/ Gene Fleetwood
                                       -------------------------------
                                   Name:   Gene Fleetwood
                                   Title:  Vice President and Chief
                                           Financial Officer